UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2014

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Avenue, Los Angeles, California, 90292

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

Effective July 2, 2014, Global Eagle Entertainment Inc. (the "Company") committed to a plan intended to improve operational efficiencies, which includes closure of its German-based operations and facilities, centralization of its international financial operations, and realignment of its international and U.S. tax structure (the “Plan”). In conjunction with the Plan, the Company committed to a reduction in force. As of September 23, 2014, the Company communicated the reduction to affected employees. The Company anticipates that it will substantially complete the implementation of its Plan by the first half of 2015.

The Company estimates that it will incur an aggregate pre-tax charge of approximately $4.7 million to $5.2 million in connection with the Plan, all of which represents cash expenditures. This charge is comprised of three major items:

•	The Company estimates that it will incur total expenses relating to employee termination benefits, which primarily include severance and transitional-related expenses, of approximately $2.7 million, all of which represents cash expenditures. The Company expects to record between $2.0 to $2.3 million of these employee charges in the second half of 2014, and the remaining $0.4 to $0.7 million in the first quarter of 2015.
•	In connection with the closure of its German operations pursuant to the Plan, the Company expects disposals of approximately 11,000 square feet of leased facilities in Duisburg and Munich, representing approximately 6% of its global facilities square footage. The Company currently estimates that it will incur facilities restructuring charges beginning in the third quarter of fiscal 2014 and continuing throughout the first quarter of 2015 of approximately $0.5 million in the aggregate.
•	Beginning in the third quarter of 2014 through the first half of 2015, the Company anticipates incurring periodic restructuring expenditures in an aggregate amount of between $1.5 to $2.0 million, comprised of legal and professional fees associated with the execution of the Plan.

Management intends to discuss the implementation and progress of the Plan in greater detail, including a review of how the Plan will impact the Company’s cost structure going forward, during its third quarter 2014 financial results conference call to be held in November 2014.

On September 29, 2014, the Company issued a press release announcing the Plan, a copy of which is attached hereto as Exhibit 99.1, and the information contained therein, including in the forward-looking statement disclaimer at the end of the press release, is incorporated by reference into this Item 2.05 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Global Eagle Entertainment Inc. on September 29, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

	By:	/s/ Jay Itzkowitz
Name: Jay Itzkowitz
Title: General Counsel and Secretary

Dated: September 29, 2014

[Signature Page to Form 8-K]

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Global Eagle Entertainment Inc. on September 29, 2014.